EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the:

        (i) Registration Statement No. 33-29287 on Form S-8 and related Prospectus with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

        (ii) Registration Statement No. 33-25913 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. Retirement Savings Plan; and

        (iii) Registration Statement No. 333-65817 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1998 Long-Term Incentive Plan; and

        (iv)   Registration  Statement  No.  33-48145  on Form  S-8 and  related
               Prospectus   with  respect  to  the  NL  Industries,   Inc.  1992
               Non-Employee Directors Stock Option Plan.

of our report dated March 1, 2002 on our audits of the consolidated financial statements and financial statement schedules of NL Industries, Inc. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, which report is included in this Annual Report on Form 10-K.





                                                      PricewaterhouseCoopers LLP



Houston, Texas
March 14, 2002